UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

MENTOR CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-55323	77-0395098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 Campus Court, Plano, Texas	75093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 788-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MNTR	OTCQB

Item 8.01.	Other Events.

On June 26, 2023, Mentor Capital, Inc. (the “Company”) announced that it plans to initiate the Board of Directors approved continuance of its stock repurchase plan, previously announced on August 6, 2014, and reapproved by the Board of Directors on August 6, 2022, by which the Board of Directors authorized the Company to repurchase 300,000 shares of its outstanding common stock in alignment with the provisions of Rule 10b-18 of the Securities and Exchange Act of 1934. The Company had repurchased an aggregate of 44,748 shares of its common stock at September 30, 2015, and a total of 255,252 shares remain to be repurchased under the plan.

The Board of Directors has authorized the continuance of the plan and share repurchases until August 6, 2024, so that the Company may repurchase the remaining 255,252 shares of its common stock on the open market at prevailing prices and in appropriate volumes, before August 6, 2024, and without solicitation of sellers, for a maximum aggregate repurchase price of $30,000 from the Company’s cash on hand.

The written plan is structured to be conducted in compliance with the safe harbor guidelines of Rule 10b-18 of the Securities Exchange Act of 1934. During the active period of share repurchases, no officers, directors, or control persons may buy or sell the Company’s shares.

The information included in this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Capital, Inc.

Date: June 26, 2023	By:	/s/ Chet Billingsley
Chet Billingsley, Chairman and CEO